                                                                    EXHIBIT 10.7

                          AMENDMENT TO LOAN DOCUMENTS


     THIS AMENDMENT TO LOAN DOCUMENTS ("Amendment") is executed as of the 31st day of December, 1998, by and among VIDEO CITY, INC., a Delaware corporation (formerly known as Prism Entertainment Corporation) ("Video City"), SULPIZIO ONE, INC., a California corporation ("Sulpizio"), OLD REPUBLIC ENTERTAINMENT, INC., a California corporation ("OREI"), VIDEO TYME, INC., a Nevada corporation ("VTI") and VIDEOLAND, INC., an Oregon corporation ("Videoland"; Sulpizio, OREI, VTI and Videoland are sometimes individually and collectively referred to herein as the "Subsidiaries"; the Subsidiaries and Video City are sometimes individually and collectively referred to herein as the "Debtors"), and INGRAM ENTERTAINMENT INC., a Tennessee corporation ("Secured Party");


                                  WITNESSETH:

     WHEREAS, Video City has granted certain liens and security interests to Secured Party pursuant to (1) an Override Agreement, dated November 19, 1996, by and between Video City and Secured Party, and (2) a Security Agreement dated January 8, 1997, by and between Video City and Secured Party, both as amended from time to time (all of the foregoing documents are sometimes hereinafter referred to as the "VCI Documents"), all in order to secure certain indebtedness and obligations of Video City to Secured Party; and

     WHEREAS, Cianci's Videoland, Inc. (an entity to which Videoland is the successor by merger) ("Cianci's Videoland") has granted certain liens and security interests to Secured Party pursuant to a Security Agreement dated June 19, 1996, by and between Cianci's Videoland and Secured Party (the "Cianci's Videoland Security Agreement"), all in order to secure certain indebtedness and obligations of Cianci's Videoland to Secured Party.

     WHEREAS, Sulpizio, OREI and certain others have granted certain liens and security interests to Secured Party pursuant to a Security Agreement dated March 24, 1998, executed by Sulpizio, OREI and certain others in favor of Secured Party (the "Original Subsidiary Security Agreement"), all in order to secure certain indebtedness and obligations of such parties to Secured Party.

     WHEREAS, Videoland and VTI have granted certain liens and security interests to Secured Party pursuant to a Security Agreement of even date herewith, executed by Videoland and VTI in favor of Secured Party (the "Subsequent Subsidiary Security Agreement"; the VCI Documents, the Cianci's Videoland Security Agreement, the Original Subsidiary Security Agreement and the Subsequent Subsidiary Security Agreement are sometimes individually and collectively referred to herein as the "Loan Documents"), all in order to secure certain indebtedness and obligations of such parties to Secured Party.

     WHEREAS, certain indebtednesses of the Debtors have been consolidated pursuant to that certain Demand Secured Promissory Note of even date herewith, in the original principal amount of $3,623,903, made and executed by Debtors payable to the order of Secured Party (together with any and all extensions, renewals, replacements or modifications thereof, the "Note");

     WHEREAS, in connection with the execution of the Note, Video City has also issued and delivered to Secured Party that certain Warrant to Purchase Common Stock No. 2 dated December 31, 1998 (the "Warrant");

     WHEREAS, Debtor and Secured Party desire to (a) amend the Loan Documents in order to confirm that the indebtedness evidenced by the Note is secured thereby and to confirm and clarify certain other agreements and understandings, and (b) make certain covenants, representations and warranties relating to the issuance of the Note and the Warrant, all as more particularly hereinafter described;

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Without limiting any provision of the Loan Documents, and notwithstanding any provision of the Loan Documents to the contrary, the parties hereto represent, agree and acknowledge that (a) the indebtedness evidenced by the Note, together with any and all other indebtedness and obligations of any Debtor to Secured Party, whether now existing or hereafter incurred, direct or contingent, however evidenced or denominated, including without limitation, all of Debtor's obligations arising under that certain Supply Agreement dated January 8, 1997, by and between Video City and Secured Party, as amended from time to time, and all other trade debt of Debtors to Secured Party (collectively, the "Obligations"), are, and hereafter shall be, secured by each of the Loan Documents, and (b) the liens and security interests granted to Secured Party pursuant to the Loan Documents are, and hereafter shall be, second in priority only to the liens and security interests granted to BankBoston Retail Finance, Inc. ("BankBoston"), all as more particularly described in that certain Subordination Agreement dated December 28, 1998, by and between Secured Party and BankBoston and, in the case of Sulpizio and VTI, subordinate in priority to the security interests of Mortco, Inc. The Loan Documents are hereby amended in all respects necessary to reflect the foregoing.

     2. Any provision of any of the VCI Documents that provides for the release of any of the collateral described therein upon the reduction of the Remaining Debt (as defined therein) by a specified amount is hereby deleted, it being agreed that all liens and security interests granted therein as to all collateral described therein shall not be terminated, but shall continue in full force and effect until repayment of the Obligations in full.

     3. Debtors represent and warrant that no default or Event of Default exists under any of the Loan Documents. In addition, Debtors hereby additionally represent and warrant to Secured Party the following:

          (a) Corporate Status.  Each of the Debtors is a corporation duly
              ----------------
     organized and validly existing under the laws of the state of its incorporation, and has the corporate power to own and operate its properties, to carry on its business as now conducted and to enter into and to perform its obligations under the Warrant, the Note and the other documents executed in connection with the Note and this Warrant (the "Transaction Documents") to which such entity is a party. Each of the Debtors is duly qualified to do business and in good standing in each state in which a failure to be so qualified would have a material adverse effect on such entity's financial position or its ability to conduct its business in the manner now conducted.

          (b) Authorization.  Each of the Debtors has full legal right, power
              -------------
     and authority to conduct its business and affairs in the manner contemplated by the Transaction Documents, and to enter into and perform its obligations thereunder, without the consent or approval of any other person, firm, governmental agency or other legal entity. The execution and delivery of the Warrant, the Note, the borrowing thereunder, the execution and delivery of each Transaction Document to which each such entity is a party and the performance by such entity of its obligations thereunder are within the corporate powers of such entity and have been duly authorized by all necessary corporate action properly taken, have received all necessary governmental approvals, if any were required, and do not and will not contravene or conflict with any provision of law, any applicable judgment, ordinance, regulation or order of any court or governmental agency, the charter or by-laws of such entity or any agreement binding upon such entity or its properties. The officer(s) executing the Warrant, the Note and all of the other Transaction Documents to which Video City and/or its Subsidiaries is a party are duly authorized to act on behalf of such entity.

          (c) Validity and Binding Effect.  The Warrant, the Note and the other
              ---------------------------
     Transaction Documents are the legal, valid and binding obligations of the Debtors, enforceable in accordance with their respective terms.

          (d) Capitalization of Video City. The authorized equity securities of
              ----------------------------
     Video City consist of 30,000,000 shares of common stock, par value $.01 per share ("Common Stock") and 2,000,000 shares of preferred stock (consisting of Series A preferred stock, which is convertible into Common Stock at a price of $2.00 per share, as more particularly described in the Series A Certificate of Designations (as hereinafter defined) and Series B preferred stock, which is convertible into Common Stock at a price of $3.1667 per share, as more particularly described in the Series B Certificate of Designations (as hereinafter defined)), par value $.01 per share ("Preferred Stock"), of which 13,474,191 shares of Common Stock and 83,000 shares of Preferred Stock (7,000 of which are Series A Preferred Stock and 76,000 of which are Series B Preferred Stock) are issued and outstanding as of the date of this Amendment; Debtors hereby represent that the foregoing amount of issued and outstanding shares includes, without limitation, all shares of Common Stock and Preferred Stock issued by the Company on December 31, 1998; provided, however, that certain additional shares are
                         --------  -------
     reserved for issuance as
     described on Schedule 3(d)(i) attached hereto. All of the outstanding
                  ----------------
     equity securities of Video City have been duly authorized and validly issued, are fully paid and nonassessable and are free from preemptive rights, except the preemptive rights described on Schedule 3(d)(ii) attached hereto. Except as set forth on Schedule 3(d)(i) and 3(d)(ii),
                                             -----------------------------
     there are no agreements or understandings relating to the issuance, sale, or transfer of any equity securities or other securities of Video City. The shares of Common Stock issuable upon the exercise by Secured Party of its rights under the Warrant have been duly authorized and reserved and, when issued upon the exercise of said rights, will be validly issued, fully paid and nonassessable and free of preemptive rights. If the holders of all of the shares of the Series A Preferred Stock that are issued and outstanding as of the date hereof (i.e., 7,000 shares) exercised their conversion rights described in Section 5 of the Series A Certificate of Designations, such Series A Preferred Stock would be convertible (after making any adjustments under Section 8 of the Series A Certificate of Designations that may be required as a result of any transactions or events occurring on or prior to the date hereof) into 350,000 shares of Common Stock. If the holders of all of the shares of the Series B Preferred Stock that are issued and outstanding as of the date hereof (i.e., 76,000 shares) exercised their conversion rights described in Section 5 of the Series B Certificate of Designations, such Series B Preferred Stock would be convertible (after making any adjustments under Section 9 of the Series B Certificate of Designations that may be required as a result of any transactions or events occurring on or prior to the date hereof) into 2,400,000 shares of Common Stock.

          (e) Other Transactions.  Consummation of the transactions hereby
              ------------------
     contemplated and the performance of the obligations of the Debtors under and by virtue of the Transaction Documents will not result in any breach of, or constitute a default under, any loan or credit agreement, indenture, mortgage, deed of trust, security deed or agreement, lease, corporate charter or by-laws, license, franchise or other instrument or agreement to which any Debtor is a party or by which any Debtor or its properties may be bound or affected.

          (f) Litigation.  There are no material actions, suits or proceedings
              ----------
     pending, or, to the knowledge of the Debtors, threatened, against or affecting the Debtors. There are no actions, suits or proceedings pending or, to the knowledge of the Debtors, threatened, involving the validity or enforceability of any of the Transaction Documents or the priority of the liens thereof, at law or in equity, or before any governmental or administrative agency. To the Debtors' knowledge, none of the Debtors is in material default with respect to any material order, writ, injunction, decree or demand of any court or any governmental authority.

          (g) Financial Statements.  The financial statement(s) of the Debtors
              --------------------
     heretofore delivered to Secured Party are true and correct in all material respects, have been prepared in accordance with generally accepted accounting principles consistently applied, and fairly present in all material respects the financial conditions of the subject(s) thereof as of the date(s) thereof. No material adverse change has occurred in the financial condition of the Debtors since the date(s) thereof other than as disclosed in a subsequent financial statement delivered by Debtors to Secured Party, and no additional borrowings have been made or liabilities incurred by the Debtors (other than the borrowing of the Senior Indebtedness (as hereinafter defined) and other than indebtedness incurred to acquire inventory and otherwise in the ordinary course of business) since the date(s) thereof other than as disclosed in a subsequent financial statement delivered by Debtors to Secured Party.

          (h) No Defaults.  No default or event of default by the Debtors exists
              -----------
     under the Warrant or any of the other Transaction Documents, or under any other instrument or agreement evidencing or securing indebtedness of $100,000 or more to which any Debtor is a party or by which any Debtor or its properties may be bound or affected, and no event has occurred and is continuing that with notice or the passage of time or both would constitute a default or event of default under any of the foregoing.

          (i) Compliance With Law.  Each of the Debtors has obtained all
              -------------------
     necessary and material licenses, permits and governmental approvals and authorizations necessary or proper in order to conduct its business and affairs as heretofore conducted and as hereafter intended to be conducted. The Debtors are in compliance with all material laws, regulations, decrees and orders applicable to them (including but not limited to laws, regulations, decrees and orders relating to environmental, occupational and health standards and controls, antitrust, monopoly, restraint of trade or unfair competition). The Debtors have not received, nor do they expect to receive, any order or notice of any violation or claim of violation of any such law, regulation, decree, rule, judgment or order of any governmental authority or agency relating to the ownership and/or operation of their properties other than such order, notice or claim that will not have a material adverse effect on the business of the Debtors.

          (j) [Intentionally Deleted]

          (k) Taxes.  The Debtors have filed or caused to be filed all tax
              -----
     returns that, to the Debtors' knowledge, are required to be filed (except for returns that have been appropriately extended), and have paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on them by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved and which have been reflected in the financial statements and records of the Debtors, as applicable). No tax liens have been filed against the Debtors or any of the property thereof.

          (l) Senior Indebtedness.  As of the date hereof, the total outstanding
              -------------------
     principal amount of the indebtedness of Video City (the "Senior Indebtedness") to BankBoston

     Retail Finance, Inc. (the "Senior Lender") is no more than $24,000,000. No default, event of default or event that with the giving of notice, the passage of time or both would constitute an event of default has occurred and is continuing under any document, instrument or agreement evidencing, securing or otherwise relating to the Senior Indebtedness. The copies of all documents, instruments and agreements relating to the Senior Indebtedness heretofore delivered to Secured Party are true and accurate copies of the same, and such documents, instruments and agreements have not been modified or amended in any manner.

          (m) Affiliates.  Each corporation, partnership, limited liability
              ----------
     company or other entity in which Video City and/or its Subsidiaries, or any combination thereof, own or control, directly or indirectly, at least 5% of the outstanding ownership interests of such entity is listed on Schedule
                                                                     --------
     3(m) attached hereto, and the percentage ownership of Video City and such
     ----
     Subsidiaries in each such entity is accurately described on Schedule 3(m).
                                                                 -------------
     The Subsidiaries are wholly-owned subsidiaries of Video City.

          (n) Year 2000 Compliance.  The Debtors have (i) initiated a review and
              --------------------
     assessment of all areas within their business operations that could be materially and adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Debtors may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999), (ii) developed a plan and time line for addressing the Year 2000 Problem on a timely basis, and
     (iii) to date, implemented that plan in accordance with that timetable. Based on the foregoing, the Debtors believe that all computer applications that are material to their business and operations are reasonably expected on a timely basis to be able to perform properly date-sensitive functions for all dates before and after January 1, 2000 (that is, be "Year 2000 Compliant"), except to the extent that a failure to do so could not reasonably be expected to have a material adverse effect on the business and operations of the Debtors.

          (o) Locations.  The only locations in which Debtors have video stores
              ---------
     or other   operations or in which assets of the Debtors are located are the locations described on Schedule 3(o) attached hereto.
                            -------------

     4. In connection with the amendments effected hereby and the transactions described in the recitals of this instrument, Debtors hereby covenant and agree with Secured Party as follows:

          (a) Financial Statements.  The Debtors will furnish to Secured Party:
              --------------------

              (i) As soon as practicable and in any event within one hundred five (105) days after the end of each fiscal year of Video City, a consolidated balance sheet of Video City and its Subsidiaries as of the close of such fiscal year, the related statements of income, cash flow and shareholders' equity for such fiscal year and all notes to such financial statements, all in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied, audited in accordance with generally accepted auditing standards by independent certified public accountants reasonably satisfactory to Secured Party;

              (ii) As soon as practicable and in any event within fifty (50) days after the end of each fiscal quarter, a consolidated balance sheet of Video City and its Subsidiaries as of the close of such fiscal quarter, and the related statements of income, cash flow and shareholders' equity for such fiscal quarter, all in reasonable detail, and prepared in accordance with generally accepted accounting principles consistently applied, certified by the chief executive or chief financial officer of Video City;

              (iii) Within thirty (30) days after the end of each fiscal quarter, a certificate of Video City's chief executive or chief financial officer, showing the then-outstanding principal balance of the Senior Indebtedness;

              (iv) Promptly upon receipt thereof, copies of all accountants' reports, accompanying financial reports and internal control or management letters submitted to Video City or its Subsidiaries by independent accountants in connection with each annual examination of Video City and/or its Subsidiaries;

              (v) Copies of all management reports, certificates, notices and other documents from time to time delivered, or required to be delivered, to the Senior Lender with respect to the Senior Indebtedness; and

              (vi) With reasonable promptness, such other financial data as Secured Party reasonably may request.

          (b) Maintenance of Books and Records; Inspection.   Each Debtor will
              --------------------------------------------
     maintain its books, accounts and records in accordance with generally accepted accounting principles consistently applied, and permit any person designated by Secured Party in writing to visit and inspect any of its properties, corporate books and financial records, and to discuss its accounts, affairs and finances with Video City, its Subsidiaries or the principal officers of such entities during reasonable business hours, all at such times as Secured Party reasonably may request.

          (c) Insurance.  Without limiting any of the requirements of any of the
              ---------
     other Transaction Documents, each Debtor will maintain insurance, all in amounts reasonably satisfactory to Secured Party, as follows:

              (i)    Comprehensive public liability insurance;

              (ii) Worker's compensation insurance (or maintain a legally sufficient amount of self insurance against worker's compensation liabilities, with adequate reserves, under a plan approved by Secured Party);

              (iii) "All-risk" property/casualty insurance on its properties against such hazards as are customary in the business of Video City and its Subsidiaries; and

              (iv) Rent or business interruption insurance against loss of income arising out of damage or destruction by such hazards as presently are included in so-called "all-risk coverage".

          At the request of Secured Party from time to time, the Debtors will deliver to Secured Party certificates issued by the insurer(s), specifying the details of such insurance in effect. All policies of property/casualty insurance shall name Secured Party as an additional insured or loss payee (as appropriate) and shall provide that such insurance shall be payable to Video City, its Subsidiaries and Secured Party as their respective interests may appear, and that at least thirty (30) days' prior written notice of cancellation or modification of the policy shall be given to Secured Party by the insurer. Each Debtor agrees that there shall be no recourse against Secured Party for the payment of premiums, commissions, assessments or advances in respect of any such policy, and at Secured Party's request, the Debtors will provide Secured Party with the agreement of the insurer(s) to this effect. At the request of Secured Party, all such policies (or duplicate original counterparts thereof) shall be delivered to and held by Secured Party. During the continuance of any event of default under the Transaction Documents, Secured Party may, at its option, act as attorney-in-fact for Video City and/or its Subsidiaries in obtaining, adjusting, settling and canceling such insurance and endorsing any drafts with respect thereto, and this power, being coupled with an interest, shall be irrevocable prior to payment in full of the Note and performance of all of the obligations of the Debtors to Secured Party in connection therewith.

          (d) Taxes and Assessments; Tax Indemnity.  Each Debtor shall (i) file
              ------------------------------------
     all tax returns and appropriate schedules thereto that are required to be filed under applicable law, prior to the date of delinquency, (ii) pay and discharge all taxes, assessments and governmental charges or levies imposed upon it, upon its income and profits or upon any properties belonging to it, prior to the date on which penalties attach thereto, and (iii) pay all taxes, assessments and governmental charges or levies that, if unpaid, might become a lien or charge upon any of its properties. If any tax is or may be imposed by any governmental entity in respect of sales by the Debtors of any inventory or the merchandise that is the subject of such sales, or as a result of any other transaction of the Debtors, which tax Secured Party is or may be required to withhold or pay, the Debtors agree to indemnify Secured Party and hold Secured Party harmless in connection with such taxes, and the Debtors will immediately reimburse Secured Party for any such taxes paid by Secured Party. Notwithstanding the foregoing, any Debtor may contest any taxes or assessments described above by appropriate proceedings diligently conducted and pursued by such Debtor in good faith so long as
     (i) such Debtor gives prior written notice of such contest to Secured Party, and (ii) such contest does not impose any material risk that any collateral security for the Note or any material asset of such Debtor shall be subject to forfeiture.

          (e) Corporate Existence.  Each Debtor will maintain its corporate
              -------------------
     existence and good standing in the state of its incorporation, and its qualification and good standing as a foreign corporation in each jurisdiction in which such qualification is necessary pursuant to applicable law.

          (f) Compliance with Law and Other Agreements.  Each Debtor shall
              ----------------------------------------
     maintain its business operations and property owned or used in connection therewith in material compliance with (i) all applicable federal, state and local laws, regulations and ordinances governing such business operations and the use and ownership of such property, and (ii) all material agreements, licenses, franchises, indentures and mortgages to which it is a party or by which it or any of its properties is bound. Without limiting the foregoing, each Debtor will pay all of its material indebtedness promptly in accordance with the terms thereof. Notwithstanding the foregoing, any Debtor may contest any law, regulation or ordinance described above by appropriate proceedings diligently conducted and pursued by such Debtor in good faith so long as (i) such Debtor gives prior written notice of such contest to Secured Party, and (ii) such contest does not impose any material risk that any collateral security for the Note or any material asset of such Debtor shall be subject to forfeiture.

          (g) Notice of Default.  The Debtors will give written notice to
              -----------------
     Secured Party of the occurrence of any default or event of default under this Agreement or any other Transaction Document promptly upon the discovery thereof by the Debtors.

          (h) Notice of Litigation.  The Debtors will give notice, in writing,
              --------------------
     to Secured Party of (i) any actions, suits or proceedings that are required to be disclosed in public filings filed with the Securities and Exchange Commission and that are instituted by any persons whomsoever against Video City or its Subsidiaries, or that affect any of the assets of Video City or any of its Subsidiaries, and (ii) any dispute, not resolved within sixty
     (60) days of the commencement thereof, between Video City or any of its Subsidiaries on the one hand and any governmental regulatory body on the other hand, which dispute might interfere with the normal operations of Video City and/or its Subsidiaries. With respect to any dispute, litigation or other matter of which the Debtors are required to give notice to Secured Party pursuant to the foregoing sentence, the Debtors shall further provide Secured Party with such updates and additional information regarding the same from time to time as Secured Party may reasonably request.

          (i) ERISA Plan.  If any Debtor has in effect, or hereafter institutes
              ----------
     (with Secured Party's consent, as hereinafter provided), a pension plan that is subject to the requirements of Title IV of the Employee Retirement Income Security Act of 1974, Pub. L. No. 93-406, September 2, 1974, 88 Stat. 829, 29 U.S.C.A. (S) 1001 et seq. (1975), as amended from time to time ("ERISA"), then the following warranty and covenants shall be applicable during such period as any such plan (the "Plan") shall be in effect: (i) the Debtors hereby warrant that no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement, (ii) the Debtors hereby covenant that throughout the existence of the Plan, the contributions of the Debtors under the Plan will meet the minimum funding standards required by ERISA and the Debtors will not institute a distress termination of the Plan, (iii) the Debtors hereby covenant that the Plan's annual financial and actuarial statements and the Plan's annual Form 5500 information return will be timely filed with the Internal Revenue Service and a copy delivered to Secured Party within thirty (30) days of the preparation thereof, and (iv) the Debtors covenant that they will send to Secured Party a copy of any notice of any Reportable Event (as defined in ERISA) required by ERISA to be filed with the Labor Department or the Pension Benefit Guaranty Corporation, at the time that such notice is so filed. No Plan shall be instituted by the any Debtor unless Secured Party shall have given its written consent thereto.

          (j) Mergers, Consolidations, Acquisitions and Sales.  In no event
              ------------------------------------------------
     shall any Debtor (a) enter into any transaction of merger or consolidation or contemplating the sale or transfer of all or substantially all of its assets; or (b) make any material change in the nature of its business as conducted and presently proposed to be conducted; or (c) change the form of organization of its business; provided, however, that nothing herein shall prevent a Debtor from entering into a transaction of merger where (i) such Debtor is the surviving party; (ii) upon the consummation of such merger, 50% or more in interest of the stockholders of such Debtor own and control 50% or more of the voting equity of the combined company; (iii) a majority of the board of directors of the combined company consist of directors of such Debtor immediately prior to such merger; and (iv) the terms of the Supply Agreement (as hereinafter defined) will continue to apply.

          (k) Management; Ownership.  Video City will not permit any significant
              ---------------------
     change in the executive management of Video City without the prior written consent of Secured Party. The executive management of the Video City is a material factor in Secured Party's willingness to enter into the transactions contemplated by the Transaction Documents. As used in this
     Section 4(k), the term "executive management" refers to Robert Lee and Craig Kelly in substantially the same managerial capacities in which they serve as of the date hereof.

          (l) Dividends, Etc.  The Debtors will not declare or pay any dividend
              --------------
     of any kind (other than payments of dividends by the Subsidiaries to Video City and payments of dividends required to be paid by Video City to the holders of its Preferred Stock pursuant to Section 2 of Video City's Certificate of Designations dated May 27, 1998, respecting the Series A Preferred Stock (the "Series A Certificate of Designations") and Section 2 of Video City's Certificate of Designations dated December 16, 1998, respecting the Series B Preferred Stock (the "Series B Certificate of Designations")), in cash or in property, on any class of the common or preferred stock, nor purchase, redeem, retire or otherwise acquire for value any shares of such stock, nor make any distribution of any kind in respect thereof, nor make any return of capital to shareholders, nor make any payments in respect of any pension, profit sharing, retirement, stock option, stock bonus, incentive compensation or similar plan (except as required or permitted hereunder), without the prior written consent of Secured Party; provided, however, that
                                                         --------  -------
     (i) Debtors may make payments in respect of any stock bonus or incentive compensation plan to its employees in the ordinary course of business so long as the amount(s) thereof are fair and reasonable and do not exceed the amount(s) of stock bonuses and incentive compensation paid by companies of similar size to employees having similar duties and responsibilities, and
     (ii) Secured Party shall not unreasonably withhold its consent to the creation of a new series of Preferred Stock upon which the payment of certain dividends shall be required or to the payment of such dividends upon Debtor's request.

          (m) Guaranties; Loans.  The Debtors will not guarantee nor be liable
              -----------------
     in any manner, whether directly or indirectly, or become contingently liable, after the date hereof, in connection with the obligations or indebtedness of any person or persons whomsoever (other than Video City and its Subsidiaries), except for the indorsement of negotiable instruments for deposit or collection in the ordinary course of business. The Debtors will not make any loan, advance or extension of credit (i) to any employee, except for advances to cover work-related travel expenses incurred by an employee in the ordinary course of business, or (ii) to any person other than in the normal course of their respective businesses.

          (n) Debt.  Without the express prior written consent of Secured Party,
              ----
     the Debtors will not create, incur, assume or suffer to exist indebtedness of any description whatsoever in an aggregate amount in excess of $1,000,000 (excluding the indebtedness evidenced by the Note, indebtedness existing as of the date hereof that is disclosed in financial statements heretofore delivered by Debtors to Secured Party, Senior Indebtedness in compliance with Section 4(o) below, trade accounts payable, accrued expenses incurred in the ordinary course of business and the indorsement of negotiable instruments for deposit or collection in the ordinary course of business).

          (o) Senior Indebtedness.  In no event shall Video City allow the
              -------------------
     aggregate principal amount of the Senior Indebtedness to exceed $30,000,000. Video City shall promptly provide and deliver to Secured Party any and all notices received from the holder(s) of the Senior Indebtedness of any default or event of default under the documents, instruments and agreements evidencing, securing or otherwise relating to the Senior Indebtedness.

          (p) Maintenance of Property.  Each Debtor shall maintain its property
              -----------------------
     (whether real, personal or mixed, or tangible or intangible) in good and workable condition at all times, and make all material repairs, replacements, additions and improvements to its property reasonably necessary and proper to insure that the business carried on in connection with its property may be conducted properly and efficiently at all times.

          (q) Nature of Business.  The Debtors shall not suffer or permit any
              ------------------
     material changes to be made in the character of their businesses as carried on as of the date hereof.

          (r) Right of Inspection.  Each Debtor shall permit any officer,
              -------------------
     employee or agent of Secured Party to visit and inspect any of its property, to examine its books, records and accounts, to take copies and extracts from such books, records and accounts, and to discuss its affairs, finances and accounts with its officers, accountants, and auditors, all at such reasonable times and as often as Secured Party may reasonably desire and upon reasonable advance notice in the absence of an event of default. Without limiting Secured Party's right to obtain equitable relief as to any other appropriate right herein or in any of the other Transaction Documents, the Debtors agree that the rights in this Section 4(r) may be enforced by affirmative injunction and, to the extent that the right to review records may be denied, the right may be enforced by a restraining order prohibiting the interference by the Debtors with Secured Party's exercise of its right to review of the records.

          (s) Compensation.  The Debtors shall not pay any salary, bonuses or
              ------------
     other compensation to Robert Lee or any other officer or director to the extent the same is in excess of the salary, bonuses and other compensation customarily paid by companies of similar size to officers or directors, as applicable, having similar duties and responsibilities.

          (t) Agreements with Secured Party.  In the event that Secured Party
              -----------------------------
     terminates or cancels that certain Supply Agreement dated January 8, 1997, by and between Video City and Secured Party, as amended from time to time (the "Supply Agreement"), or any other supply agreement or other agreement between Secured Party and Video City as a result (directly or indirectly) of a breach thereof by Video City or its Subsidiaries, or a default thereunder or failure to perform with respect thereto, Video City and its Subsidiaries shall immediately prepay the Note in full.

          (u) Transactions with Affiliates.  In no event shall any Debtor enter
              ----------------------------
     into any transaction or series of transactions, whether or not in the ordinary course of business, with any Affiliate (as hereinafter defined) of such entity, other than on terms and conditions as favorable to such Debtor, as would be attainable by such entity in a comparable arm's-length transaction with a person or entity other than an Affiliate. As used in this Agreement, the term "Affiliate" means, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with, such person or entity. A person or entity shall be deemed to control another person or entity if such person or entity possesses, directly or indirectly, the power to direct to cause the direction of the management and policies of such other person or entity, whether through the ownership of voting securities, by contract or otherwise.

          (v) Year 2000 Compliance.  The Debtor shall fully implement its plan
              --------------------
     to address the Year 2000 Problem and shall be and remain Year 2000 Compliant. The Debtors shall promptly notify Secured Party in the event they discover or determine that any computer application that is material to their businesses and operations will not be Year 2000 Compliant, except to the extent that such failure could not reasonably be expected to have a material adverse effect on the business and operations of the Company.

          (w) Further Assurances.  Debtors will take all reasonable actions
              ------------------
     requested by Secured Party to create and maintain in Secured Party's favor valid liens upon, security titles to and/or perfected security interests in the collateral security described in the Loan Documents and all other security for the Obligations now or hereafter held by or for Secured Party. Without limiting the foregoing, Debtors agree to execute such further instruments (including financing statements and continuation statements) as may be required or permitted by any law relating to notices of, or affidavits in connection with, the perfection of Secured Party's security interests, and to cooperate with Secured Party in the filing or recording and renewal thereof.

          (x) Duration of Covenants.  The covenants and agreements set forth in
              ---------------------
     this Section 4 shall continue for so long as any of indebtedness evidenced by the Note shall remain outstanding.

     5. Except as amended hereby, the Loan Documents shall remain in full force and effect.



        [The remainder of this page has been intentionally left blank.]

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed as of the date first above written.

                                    SECURED PARTY:

                                    INGRAM ENTERTAINMENT INC., a Tennessee
                                     corporation

                                    By: /s/ Thomas H. Lunn
                                        ----------------------------------
                                    Name:_________________________________
                                    Title: Vice Chairman
                                           -------------------------------

                                    DEBTORS:

                                    VIDEO CITY, INC., a Delaware corporation

                                    By: /s/ Robert Y. Lee
                                        ----------------------------------
                                    Name: ________________________________
                                    Title: Chief Executive
                                           -------------------------------

                                    SULPIZIO ONE, INC., a California corporation

                                    By: /s/ Robert Y. Lee
                                        ----------------------------------
                                    Name: ________________________________
                                    Title: President
                                           -------------------------------

                                    OLD REPUBLIC ENTERTAINMENT, INC.,
                                    a California corporation

                                    By: /s/ Robert Y. Lee
                                        ----------------------------------
                                    Name: ________________________________
                                    Title: President
                                          --------------------------------

                                    VIDEO TYME, INC., a Nevada corporation

                                    By: /s/ Robert Y. Lee
                                        ----------------------------------
                                    Name: ________________________________
                                    Title: President
                                          --------------------------------

                                    VIDEOLAND, INC., an Oregon corporation

                                    By: /s/ Robert Y. Lee
                                        ----------------------------------
                                    Name: ________________________________
                                    Title: President
                                          --------------------------------

                               SCHEDULE 3(d)(i)

                        [Shares Reserved for Issuance]

                               SCHEDULE 3(d)(ii)

                              [Preemptive Rights]

1. Preemptive Rights have been granted in favor of Secured Party pursuant to a Stockholders Agreement dated January 8, 1997, by and among Video City, Secured Party, Robert Y. Lee, both individually and as Trustee, and Barry Collier, as amended.

2. Preemptive Rights have been granted in favor of Mortco, Inc. pursuant to a Right of First Refusal and Co-Sale Agreement dated December 16, 1994, by and among Video City, Robert Y. Lee and Mortco, Inc.

                                 SCHEDULE 3(m)

                                 [Affiliates]

1. Video City owns 100% of the outstanding ownership interests of each of the Subsidiaries.

                                 SCHEDULE 3(o)

                             [Business Locations]

                                       18